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                                                                    EXHIBIT 23.5

                      CONSENT OF INDEPENDENT CONSULTANTS

As independent consultants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.



                                                       LANSDOWNE MARKET RESEARCH

Dublin, Republic of Ireland
October 28, 1998